IMPERIAL CONSOLIDATED CAPITAL

(An Exploration Stage Company)

FINANCIAL STATEMENTS

(Unaudited)

DECEMBER 31, 2003

IMPERIAL CONSOLIDATED CAPITAL
(An Exploration Stage Company)
BALANCE SHEETS

		December 31, 2003	June 30, 2003
		(Unaudited)	(Audited)

ASSETS

Current
Cash		$ 60,208	$ 9,407
Deferred tax asset less valuation allowance of $18,315 and $5,633		-	-

Total assets		$ 60,208	$ 9,407

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY IN ASSETS)

Current
Accounts payable and accrued liabilities		$ 12,675	$ 8,000
Convertible debentures (Note 5)		25,860	-
Due to related parties (Note 6)		23,000	500

Total current liabilities		61,535	8,500

Commitments (Note 8)

Stockholders’ equity (deficiency in assets)
Common stock (Note 7)
Authorized
100,000,000	shares, par value of $0.001
Issued
10,410,000	common shares (June 30, 2003 – 5,120,000)	10,410	5,120
Additional paid-in capital		40,590	11,880
Deficit accumulated during the exploration stage		(52,327)	(16,093)

Total stockholders’ equity (deficiency in assets)		(1,327)	907

Total liabilities and stockholders’ equity (deficiency in assets)		$ 60,208	$ 9,407

The accompanying notes are an integral part of these financial statements.

IMPERIAL CONSOLIDATED CAPITAL
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

	Cumulative From Inception (February 14, 2000) to December 31, 2003	Three Month Period Ended December 31, 2003	Three Month Period Ended December 30, 2002	Six Month Period Ended December 31, 2003	Six Month Period Ended December 31, 2002

ADMINISTRATION EXPENSES
Bank charges and interest	$ 1,338	$ 666	$ 16	$ 970	$ 33
Consulting	1,924	-	-	1,924	-
Management fees	5,000	-	-	-	-
Mineral property costs (Note 4)	30,000	-	-	30,000	-
Professional fees	15,538	4,675	-	4,675	-
Registration and filing fees	524	524	-	524	-

Loss before other items and income taxes	(54,324)	(5,865)	(16)	(38,093)	(33)

OTHER ITEMS
Gain on foreign exchange	1,969	1,086	-	1,859	-
Interest and other income	28	-	-	-	-

	1,997	1,086	-	1,859	-

Loss before income taxes	(52,327)	(4,779)	(16)	(36,234)	(33)

Provision for income taxes	-	-	-	-	-

Net loss	$ (52,327)	$ (4,779)	$ (16)	$ (36,234)	$ (33)

Basic and diluted net loss per share		$ (0.01)	$ (0.01)	$ (0.01)	$ (0.01)

Weighted average number of shares outstanding		10,408,804	5,000,000	9,070,000	5,000,000

The accompanying notes are an integral part of these financial statements.

IMPERIAL CONSOLIDATED CAPITAL
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY IN ASSETS)
(Unaudited)

	Common Shares		Additional Paid-in Capital	Deficit Accumulated During the Exploration Stage	Total
	Number	Amount

Balance, February 14, 2000 (date of inception) and June 30, 2000	-	$ -	$ -	$ -	$ -

Common stock issued for cash at $0.001 per share, January 2001	5,000,000	5,000	-	-	5,000
Net loss	-	-	-	(7,113)	(7,113)

Balance, June 30, 2001	5,000,000	5,000	-	(7,113)	(2,113)

Net loss	-	-	-	(3,130)	(3,130)

Balance, June 30, 2002	5,000,000	5,000	-	(10,243)	(5,243)

Common stock issued for cash at $0.10 per share, May 2003	25,000	25	2,475	-	2,500
Common stock issued for cash at $0.10 per share, June 2003	95,000	95	9,405	-	9,500
Net loss	-	-	-	(5,850)	(5,850)

Balance, June 30, 2003	5,120,000	$ 5,120	$ 11,880	$ (16,093)	$ 907

Common stock issued for cash at $0.10 per share, July 2003	40,000	40	3,960	-	4,000
Common stock issued for Triune property at $0.001 per share, August 2003	5,000,000	5,000	-	-	5,000
Common stock issued for cash at $0.10 per share, August 2003	115,000	115	11,385	-	11,500
Common stock issued for cash at $0.10 per share, September 2003	130,000	130	12,870	-	13,000
Common stock issued for cash at $0.10 per share, October 2003	5,000	5	495	-	500
Net loss	-	-	-	(36,234)	(36,234)

Balance, December 31, 2003	10,410,000	$ 10,410	$ 40,590	$ (52,327)	$ (1,327)

The accompanying notes are an integral part of these financial statements.

IMPERIAL CONSOLIDATED CAPITAL
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

	Cumulative From Inception (February 14, 2000) to December 31, 2003	Six Month Period Ended December 31, 2003	Six Month Period Ended December 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (52,327)	$ (36,234)	$ (33)
Items not affecting cash:
Accrued interest on convertible debentures	860	860	-
Common shares issued on acquisition of mineral property	5,000	5,000	-
Mineral property costs accrued with amounts due to related parties	25,000	25,000	-

Changes in non-cash working capital item:
Increase in accounts payable and accrued liabilities	12,675	4,675	-

Net cash used in operating activities	(8,792)	(699)	(33)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares	46,000	29,000	-
Proceeds from issuance of convertible debentures	25,000	25,000	-
Proceeds from due to related parties	500	-	-
Repayment of due to related parties	(2,500)	(2,500)	-

Net cash provided by financing activities	69,000	51,500	-

Change in cash for the period	60,208	50,801	(33)

Cash, beginning of period	-	9,407	57

Cash, end of period	$ 60,208	$ 60,208	$ 24

Cash paid during the period for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

IMPERIAL CONSOLIDATED CAPITAL
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)
DECEMBER 31, 2003

1.

HISTORY AND ORGANIZATION

The Company was incorporated in the State of Nevada on February 14, 2000.  The Company is considered to be an exploration stage company as it has not generated revenues from operations.

On August 15, 2003, the Company purchased a 100% interest in the Triune Mine (Note 4).

The accompanying unaudited financial statements have been prepared by the Company in conformity with generally accepted accounting principles in the United States of America for interim financial statements.  In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary (consisting of normal recurring accruals) to present fairly the financial information contained therein.  These unaudited financial statements do not include all disclosures required by generally accepted accounting principles in the United States of America and should be read in conjunction with the audited financial statements of the Company for the year ended June 30, 2003.  The results of operations for the three-month and six-month periods ended December 31, 2003 are not necessarily indicative of the results to be expected for the year ending June 30, 2004.

2.

GOING CONCERN

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.  However, certain conditions noted below currently exist which raise substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The operations of the Company have primarily been funded by the issuance of capital stock.  Continued operations of the Company are dependent on the Company’s ability to complete equity financings or generate profitable operations in the future.  Management’s plan in this regard is to secure additional funds through future equity financings.  Such financings may not be available or may not be available on reasonable terms.

	December 31, 2003	June 30, 2003
	(Unaudited)	(Audited)

Deficit accumulated during the exploration stage	$(52,327)	$(16,093)

Working capital (deficiency)	(1,327)	907

3.

SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America.  The significant accounting policies adopted by the Company are as follows:

IMPERIAL CONSOLIDATED CAPITAL
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)
DECEMBER 31, 2003

3.

SIGNIFICANT ACCOUNTING POLICIES (cont’d.)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Foreign currency translation

Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates.  Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date.  Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date.  Gains and losses from restatement of foreign currency monetary assets and liabilities are included in the statement of operations.  Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in the statement of operations.

Cash and cash equivalents

The Company considers cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Mineral properties

Costs of acquisition, exploration, carrying and retaining unproven properties are expensed  as incurred.

Income taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards.  Deferred tax expenses (benefit) result from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net loss per share

Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock.

IMPERIAL CONSOLIDATED CAPITAL
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)
DECEMBER 31, 2003

3.

SIGNIFICANT ACCOUNTING POLICIES (cont’d.)

Recent accounting pronouncement

In April 2003, FASB issued Statements of Financial Accounting Standards No. 149 “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“SFAS 149”).  SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities”.  SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003.

In January 2003, FASB issued Financial Interpretation No. 46 “Consolidation of Variable Interest Entities” (“FIN 46”) (revised in December 17, 2003).  The objective of FIN 46 is to improve financial reporting by companies involved with variable interest entities.  A variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities.  FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both.  FIN 46 also requires disclosures about variable interest entities that the company is not required to consolidate but in which it has a significant variable interest.  The consolidation requirements of FIN 46 apply immediately to variable interest entities created after December 15, 2003.  The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after March 15, 2004.

The adoption of these new pronouncements is not expected to have a material effect on the Company’s financial position or results of operations.

4.

MINERAL PROPERTIES

Pursuant to a mineral property agreement dated August 15, 2003, the Company acquired a 100% interest in the Truine Mine located in British Columbia from a director of the Company.  As consideration, the Company agreed to:

i)

pay $25,000, of which $2,500 is payable within 90 days of execution of the agreement (paid) and $22,500 on or before August 15, 2004;

ii)

pay a 1% net smelter returns royalty to a maximum of $1,000,000; and

iii)

issue 5,000,000 shares of common stock of the Company at a price of $0.001 per share upon execution of this agreement (issued).

IMPERIAL CONSOLIDATED CAPITAL
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)
DECEMBER 31, 2003

5.

CONVERTIBLE DEBENTURES

On August 28, 2003, the Company entered into a convertible debenture agreement with a director of the Company for $12,500.  The convertible debenture expires on August 28, 2004 and bears interest at 10% per annum, due on or before the end of the term.  The convertible debenture permits the holder to convert all or a portion of the convertible debenture plus accrued interest into shares of common stock of the Company at a price of $0.10 per share.

On August 29, 2003, the Company entered into a convertible debenture agreement with a director of the Company for $12,500.  The convertible debenture expires on August 29, 2004 and bears interest at 10% per annum, due on or before the end of the term.  The convertible debenture permits the holder to convert all or a portion of the convertible debenture plus accrued interest into shares of common stock of the Company at a price of $0.10 per share.

6.

DUE TO RELATED PARTIES

	December 31, 2003	June 30, 2003

Promissory notes to a former director of the Company	$ 500	$ 500
Due to a director	22,500	-

	$23,000	$ 500

Promissory notes to a former director of the Company consist of two promissory notes of $200 and $300 that are unsecured, non-interest bearing and have no fixed terms of repayment.

Due to a director consists of $22,500 related to the Triune Mine purchase agreement (Note 4).  This amount is unsecured, non-interest bearing and due on or before August 15, 2004.

7.

COMMON STOCK

On January 2, 2001, the Company issued 5,000,000 shares of common stock at a price of $0.001 per share for total proceeds of $5,000.

On May 13, 2003, the Company issued 15,000 shares of common stock at a price of $0.10 per share for total proceeds of $1,500.

On May 28, 2003, the Company issued 10,000 shares of common stock at a price of $0.10 per share for total proceeds of $1,000.

On June 2, 2003, the Company issued 30,000 shares of common stock at a price of $0.10 per share for total proceeds of $3,000.

On June 3, 2003, the Company issued 15,000 shares of common stock at a price of $0.10 per share for total proceeds of $1,500.

IMPERIAL CONSOLIDATED CAPITAL
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)
DECEMBER 31, 2003

7.

COMMON STOCK (cont’d.)

On June 4, 2003, the Company issued 5,000 shares of common stock at a price of $0.10 per share for total proceeds of $500.

On June 10, 2003, the Company issued 5,000 shares of common stock at a price of $0.10 per share for total proceeds of $500.

On June 16, 2003, the Company issued 10,000 shares of common stock at a price of $0.10 per share for total proceeds of $1,000.

On June 17, 2003, the Company issued 5,000 shares of common stock at a price of $0.10 per share for total proceeds of $500.

On June 20, 2003, the Company issued 5,000 shares of common stock at a price of $0.10 per share for total proceeds of $500.

On June 30, 2003, the Company issued 20,000 shares of common stock at a price of $0.10 per share for total proceeds of $2,000.

On July 3, 2003, the Company issued 10,000 shares of common stock at a price of $0.10 per share for total proceeds of $1,000.

On July 11, 2003, the Company issued 5,000 shares of common stock at a price of $0.10 per share for total proceeds of $500.

On July 16, 2003, the Company issued 15,000 shares of common stock at a price of $0.10 per share for total proceeds of $1,500.

On July 30, 2003, the Company issued 10,000 shares of common stock at a price of $0.10 per share for total proceeds of $1,000.

On August 1, 2003, the Company issued 5,000 shares of common stock at a price of $0.10 per share for total proceeds of $500.

On August 5, 2003, the Company issued 5,000 shares of common stock at a price of $0.10 per share for total proceeds of $500.

On August 15, 2003, the Company issued 5,000,000 shares of common stock at a price of $0.001 per share as part of the consideration pursuant to a mineral property agreement (Note 4).

On August 20, 2003, the Company issued 100,000 shares of common stock at a price of $0.10 per share for total proceeds of $10,000.

On August 30, 2003, the Company issued 5,000 shares of common stock at a price of $0.10 per share for total proceeds of $500.

On September 2, 2003, the Company issued 5,000 shares of common stock at a price of $0.10 per share for total proceeds of $500.

IMPERIAL CONSOLIDATED CAPITAL
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)
DECEMBER 31, 2003

7.

COMMON STOCK (cont’d.)

On September 3, 2003, the Company issued 20,000 shares of common stock at a price of $0.10 per share for total proceeds of $2,000.

On September 4, 2003, the Company issued 15,000 shares of common stock at a price of $0.10 per share for total proceeds of $1,500.

On September 5, 2003, the Company issued 10,000 shares of common stock at a price of $0.10 per share for total proceeds of $1,000.

On September 8, 2003, the Company issued 10,000 shares of common stock at a price of $0.10 per share for total proceeds of $1,000.

On September 10, 2003, the Company issued 40,000 shares of common stock at a price of $0.10 per share for total proceeds of $4,000.

On September 30, 2003, the Company issued 30,000 shares of common stock at a price of $0.10 per share for total proceeds of $3,000.

On October 22, 2003, the Company issued 5,000 shares of common stock at a price of $0.10 per share for total proceeds of $500.

Common shares

The common shares of the Company are all of the same class, are voting and entitle stockholders to receive dividends. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

Additional paid-in capital

The excess of proceeds received for shares of common stock over their par value of $0.001, less share issue costs, is credited to additional paid-in capital.

8.

COMMITMENTS

On May 13, 2003, the Company entered into an agreement with a third party for services to be rendered in relation to the Company’s listing on a public market in the United States.  As consideration, the agreement requires the Company to pay $10,000 consisting of $2,500 upon execution of the agreement (paid) and an additional $2,500 every two months thereafter.  During the six-month period ended December 31, 2003, the third party agreed to extend the time of payment of the remaining $7,500 until further services have been provided.

IMPERIAL CONSOLIDATED CAPITAL
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)
DECEMBER 31, 2003

9.

FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities, convertible debentures and due to related parties.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

10.

SEGMENT INFORMATION

The Company currently conducts all of its operations in Canada.